UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of Beneficial Interest	IHT	NYSE – American

Item 1.01	Enter Into a Material Definitive Agreement

Pursuant to a 2019 Convertible Debenture Purchase Agreement between UniGen and InnSuites Hospitality Trust, a publicly traded (NYSE American: IHT) Ohio business trust (“IHT”) seeking diversification of its holdings, IHT has agreed to invest up to $1,500,000 or more in UniGen through(i) the purchase of a 6% $600,000 convertible Debenture; (ii) a 6% $400,000 convertible Debenture to close on February 1, 2020 (the “February Debenture” and, together, the “IHT Debentures”); (iii) the right to exercise a Class A Common Stock Purchase Warrant for 1,000,000 shares at $1.00 per share (the “IHT Warrants”); (iv) the right to exercise an additional Class A Common Stock Purchase Warrant for 200,000 shares, exercisable at $2.25 per share (the “Additional Warrants”); and (v) establishment of a convertible, 6% $500,000 line of credit (the “IHT LOC”) to support a stable cash flow for UniGen’s development of its UPI 1000NG electricity generating power technology that may be converted at $1.00 per share of up to 500,000 shares at the option of IHT.

IHT is not obligated to fund the IHT LOC if proceeds from an offering timely equal or exceed $1,000,000.  IHT may fund up to $500,000 of the IHT LOC, at its option, if not fully used by UniGen.  The IHT LOC is made available for a maximum of 24 months commencing on February 28, 2020 and terminating on February 28, 2022.  If and when IHT funds the above Debentures and exercises the above warrants in full, IHT will hold 2,700,000 shares of Class A Common Stock representing approximately 29.35% of the issued and outstanding shares of the Class A Common Stock on a fully diluted basis prior to an offering and will have invested a total of $2,950,000 in UniGen. The UniGen Board of Directors (the “Board”) has acted to expand the Board to six directors and has named Marc Berg, IHT EVP and James Wirth, IHT CEO each a qualified nominee, to fill the vacancies on the Board created by such action  as directors of the Company.

Unigen Power Inc. is a TEC International Group distributed energy company, established to design and manufacture revolutionary electric 1 million watt power generators that outperform incumbent technology by virtually every metric, expected to be in production within the next 2-3 years. Designed from inception to burn clean natural gas, UPI is the 21st century energy company breakthrough that provides environmentally friendly, decentralized power generation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Convertible Debenture Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James F. Wirth
James F. Wirth
Chief Executive Officer

Date: December 20, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1	Convertible Debenture Purchase Agreement.